Exhibit 99.1
MARSHALL EDWARDS, INC. RAISES A TOTAL OF APPROXIMATELY $18 MILLION
IN PRIVATE EQUITY FINANCINGS; ENTERS INTO $15 MILLION EQUITY LINE OF CREDIT
(Washington DC; and Sydney Australia – July 12, 2006) – Marshall Edwards, Inc. (Nasdaq: MSHL) announced today that it entered into a definitive agreement for an approximately $4 million private placement consisting of 1,379,310 shares of common stock and warrants to purchase 482,759 shares of common stock at a purchase price of $2.90 per unit. The warrants are exercisable beginning January 11, 2007 and ending on July 11, 2010. The exercise price of the warrants is $4.35 per share. Such $4 million private placement is in addition to the approximately $14 million private placement announced earlier today. Janney Montgomery Scott LLC acted as placement agent for the private placements.
In addition, Marshall Edwards entered into a standby equity distribution agreement with Cornell Capital Partners, LP pursuant to which Cornell Capital has committed to purchase up to $15,000,000 of shares of common stock from Marshall Edwards at a discount to be calculated at the time of issuance. The standby equity distribution agreement provides that Marshall Edwards may, at its sole option, require Cornell Capital to purchase shares of its common stock in increments of up to $1,500,000 over a period of 24 months once a resale registration statement covering the subject shares of common stock is effective. In connection with the standby equity distribution agreement, Marshall Edwards issued 600,000 warrants covering an equal number of shares on the same terms as the warrants issued in the private placement described above and 123,326 shares of common stock to Cornell Capital in a private placement as a commitment fee.
Marshall Edwards has agreed to file a resale registration statement in connection with the private placement and the standby equity distribution agreement.
Marshall Edwards intends to use the proceeds from the private placement to fund certain clinical trials and pre-clinical development and for general corporate purposes.
About Marshall Edwards, Inc.
Marshall Edwards, Inc. is a US clinical development oncology company and is majority owned by Novogen Limited (ASX: NRT; Nasdaq: NVGN), an Australian biotechnology company specializing in the development of a range of therapeutics across the fields of oncology, cardiovascular disease and inflammatory diseases.
More information on the Novogen group of companies can be found at www.marshalledwardsinc.com and www.novogen.com.
This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The common stock and warrants sold in the offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or applicable state securities laws.
Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.